Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-259101 on Form S-1 of our report dated June 30, 2021 (September 13, 2021, as to Note 19), relating to the financial statements of EngageSmart, LLC. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 13, 2021